AMENDMENT NO. 3

TO THE

AMENDED AND RESTATED MUTUAL FUNDS SERVICE AGREEMENT

AMENDMENT NO. 3 effective as of October 1, 2016 (“Amendment No. 3”) to the Amended and Restated Mutual Funds Service Agreement, dated as of April 1, 2015, (the “Agreement”), between AXA Premier VIP Trust, a Delaware statutory trust (“Trust”), and AXA Equitable Funds Management Group, LLC, a Delaware limited liability company (“FMG LLC”).

The Trust and FMG LLC hereby agree to modify and amend the Agreement as follows:

1.	Schedule A to the Agreement is hereby replaced in its entirety by Schedule A attached hereto.

Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 3 as of the date first above set forth.

AXA PREMIER VIP TRUST		AXA EQUITABLE FUNDS MANAGEMENT
GROUP, LLC

By:	/s/ Brian E. Walsh	By:	/s/ Steven M. Joenk
	Brian E. Walsh		Steven M. Joenk
	Chief Financial Officer and Treasurer		Chairman, Chief Executive Officer and
President

SCHEDULE A

Amendment No. 3 to the

AMENDED AND RESTATED MUTUAL FUNDS SERVICE AGREEMENT

Fees and Expenses

Trust Administration, Accounting and Compliance Fees

AXA Allocation, Target Allocation and Charter Portfolios

The greater of $32,500 per portfolio or 0.150% of the first $35 billion; 0.110% of the next $10 billion; 0.100% of the next $5 billion; and 0.095% thereafter, with the assets of the AXA Allocation Portfolios, Target Allocation Portfolios, Charter Portfolios and AXA Strategic Allocation Series Portfolios, AXA All Asset Allocation Series Portfolios and AXA/Franklin Templeton Allocation Managed Volatility Portfolio of EQ Advisors Trust being aggregated, and each Portfolio paying its proportionate share of the asset-based fee

AXA Aggressive Allocation Portfolio

AXA Conservative Allocation Portfolio

AXA Conservative-Plus Allocation Portfolio

AXA Moderate Allocation Portfolio

AXA Moderate-Plus Allocation Portfolio

(collectively, the “AXA Allocation Portfolios”)

Target 2015 Allocation Portfolio

Target 2025 Allocation Portfolio

Target 2035 Allocation Portfolio

Target 2045 Allocation Portfolio

Target 2055 Allocation Portfolio

(collectively, the “Target Allocation Portfolios”)

CharterSM Aggressive Growth Portfolio

CharterSM Alternative 100 Moderate Portfolio

CharterSM Conservative Portfolio

CharterSM Growth Portfolio

CharterSM Income Strategies Portfolio

CharterSM Interest Rate Strategies Portfolio

CharterSM International Moderate Portfolio

CharterSM Moderate Growth Portfolio

CharterSM Moderate Portfolio

CharterSM Multi-Sector Bond Portfolio

CharterSM Real Assets Portfolio

CharterSM Small Cap Growth Portfolio

CharterSM Small Cap Value Portfolio

(collectively, the “Charter Portfolios”)